BNY Mellon 1Q16 Earnings Release

News Release

Contacts: MEDIA:	ANALYSTS:
Kevin Heine	Valerie Haertel
(212) 635-1590	(212) 635-8529
kevin.heine@bnymellon.com	valerie.haertel@bnymellon.com

BNY MELLON REPORTS FIRST QUARTER EARNINGS OF $804 MILLION OR $0.73 PER COMMON SHARE

•	Earnings per common share up 9% year-over-year

GENERATED APPROXIMATELY 250 BASIS POINTS OF POSITIVE OPERATING LEVERAGE YEAR-OVER-YEAR ON AN ADJUSTED BASIS (a)

•	Net interest revenue increased 5% and fee and other revenue decreased 1%

•	Total noninterest expense decreased 3% on a reported and adjusted basis (a)

EXECUTING ON CAPITAL PLAN AND RETURN OF VALUE TO COMMON SHAREHOLDERS

•	Repurchased 16.2 million common shares for $577 million

•	Adjusted return on tangible common equity of 21% (a)

•	Estimated SLR on a fully phased-in basis exceeded 5% (a)

NEW YORK, April 21, 2016 – The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE: BK) today reported first quarter net income applicable to common shareholders of $804 million, or $0.73 per diluted common share, compared with net income applicable to common shareholders of $766 million, or $0.67 per diluted common share in the first quarter of 2015. In the fourth quarter of 2015, net income applicable to common shareholders was $637 million, or $0.57 per diluted common share, or $755 million, or $0.68 per diluted common share, adjusted for the impairment charge related to a prior court decision, litigation and restructuring charges. (a)

“In challenging market conditions, we generated solid earnings growth as we executed on our strategic priorities. First quarter earnings per share grew by 9 percent year over year and we generated approximately 250 basis points of positive operating leverage while improving our operating margin to 31 percent,” Gerald L. Hassell, chairman and chief executive officer, said.

“We are intently focused on enhancing the client experience and driving further efficiencies. Our business improvement process has enabled funding for important strategic investments for regulatory compliance and risk management excellence, technology and servicing platform improvements, and the delivery of new solutions for our clients,” Mr. Hassell added.

“We are confident that we are on the right track to achieve our Investor Day targets, delivering value to our clients and our shareholders,” Mr. Hassell concluded.

_________________________________________________________________________________

(a)
See the “Financial Summary” on page 4 for the Non-GAAP adjustments and additional information related to operating leverage. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 25 for the tangible common equity ratio reconciliation. See “Capital and Liquidity” beginning on page 13 for the reconciliation of the estimated SLR on a fully phased-in basis.

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BNY Mellon 1Q16 Earnings Release

CONFERENCE CALL INFORMATION

Gerald L. Hassell, chairman and chief executive officer, and Thomas P. Gibbons, vice chairman and chief financial officer, along with other members of executive management from BNY Mellon, will host a conference call and simultaneous live audio webcast at 8:00 a.m. EDT on April 21, 2016. This conference call and audio webcast will include forward-looking statements and may include other material information.

Investors and analysts wishing to access the conference call and audio webcast may do so by dialing (888) 898-7224 (U.S.) or 913-312-9027 (International), and using the passcode: 619690, or by logging on to www.bnymellon.com. Earnings materials will be available at www.bnymellon.com beginning at approximately 6:30 a.m. EDT on April 21, 2016. Replays of the conference call and audio webcast will be available beginning April 21, 2016 at approximately 2 p.m. EDT through May 21, 2016 by dialing (888) 203-1112 (U.S.) or (719) 457-0820 (International), and using the passcode: 2620345. The archived version of the conference call and audio webcast will also be available at www.bnymellon.com for the same time period.

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BNY Mellon 1Q16 Earnings Release

FIRST QUARTER 2016 FINANCIAL HIGHLIGHTS (a)
(comparisons are 1Q16 vs. 1Q15 unless otherwise stated)

•Earnings

	Earnings per share			Net income applicable to common shareholders of The Bank of New York Mellon Corporation
(in millions, except per share amounts)	1Q16	1Q15	Inc	1Q16	1Q15	Inc
GAAP results	$0.73	$0.67	9%	$804	$766	5%
Add: Litigation and restructuring charges	0.01	—		10	(2)
Non-GAAP results	$0.74	$0.67	10%	$814	$764	7%

•	Total revenue was $3.7 billion, a decrease of 2%, or 1% (Non-GAAP) (a).
-    Investment services fees increased 1% reflecting higher money market fees and net new business partially offset by lower market values and lost business in clearing services.
-    Investment management and performance fees decreased 6%, or 4% on a constant currency basis (Non-GAAP), driven by lower equity market values and net outflows in 2015 (a).
-    Foreign exchange revenue decreased 21% reflecting lower volumes.
-    Financing-related fees increased $14 million driven by higher fees related to secured intraday credit.
-    Investment and other income increased $45 million driven by higher lease-related gains.
-    Net interest revenue increased $38 million driven by higher yields on interest-earning assets, partially offset by higher rates paid on interest-bearing liabilities and the impact of interest rate hedging activities.

•	The provision for credit losses was $10 million.

•
Noninterest expense was $2.6 billion, a decrease of 3%, on both a reported and adjusted basis (Non-GAAP) (a). The decrease reflects lower expenses in nearly all categories, driven by the favorable impact of a stronger U.S. dollar, lower staff and legal expenses and the benefit of the business improvement process, partially offset by higher distribution and servicing expense.

•	Generated approximately 250 basis points of positive operating leverage year-over-year on an adjusted basis (Non-GAAP) (a).

•	Effective tax rate of 25.9%.

•Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)
-    AUC/A of $29.1 trillion increased 2% reflecting net new business and the favorable impact of a weaker U.S. dollar (principally versus the Euro), partially offset by lower market values.
--    Estimated new AUC/A wins in Asset Servicing of $40 billion in 1Q16.
-    AUM of $1.64 trillion decreased 5% reflecting net outflows primarily in 2015 and the unfavorable impact of a stronger U.S. dollar (principally versus the British pound).
--    Net long-term inflows of $1 billion in 1Q16 were driven by continued strength in liability-driven investments offset by outflows of index and equity investments.
--    Net short-term outflows totaled $9 billion in 1Q16.

•Capital
-    Repurchased 16.2 million common shares for $577 million in 1Q16.
-    Adjusted return on tangible common equity of 21% (Non-GAAP) in 1Q16 (a).
-    Estimated supplementary leverage ratio (“SLR”), on a fully phased-in basis (Non-GAAP), exceeded 5.0% (a).

(a)
See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 25 for the reconciliation of Non-GAAP measures. Unless otherwise noted, Non-GAAP excludes net (loss) income attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets, M&I, litigation and restructuring charges (recoveries) and the impairment charge related to a prior court decision, if applicable.

Note: Throughout this document, sequential growth rates are unannualized.

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BNY Mellon 1Q16 Earnings Release

FINANCIAL SUMMARY

(dollars in millions, except per share amounts; common shares in thousands)						1Q16 vs.
	1Q16	4Q15	3Q15	2Q15	1Q15	4Q15		1Q15
Revenue:
Fee and other revenue	$2,970	$2,950	$3,053	$3,067	$3,012	1%		(1)%
(Loss) income from consolidated investment management funds	(6)	16	(22)	40	52
Net interest revenue	766	760	759	779	728	1		5
Total revenue – GAAP	3,730	3,726	3,790	3,886	3,792	—		(2)
Less: Net (loss) income attributable to noncontrolling interests related to consolidated investment management funds	(7)	5	(5)	37	31
Total revenue – Non-GAAP	3,737	3,721	3,795	3,849	3,761	—		(1)
Provision for credit losses	10	163	1	(6)	2
Expense:
Noninterest expense – GAAP	2,629	2,692	2,680	2,727	2,700	(2)		(3)
Less: Amortization of intangible assets	57	64	66	65	66
M&I, litigation and restructuring charges (recoveries)	17	18	11	59	(3)
Total noninterest expense – Non-GAAP	2,555	2,610	2,603	2,603	2,637	(2)		(3)
Income:
Income before income taxes	1,091	871	1,109	1,165	1,090	25%		—%
Provision for income taxes	283	175	282	276	280
Net income	$808	$696	$827	$889	$810
Net loss (income) attributable to noncontrolling interests (a)	9	(3)	6	(36)	(31)
Net income applicable to shareholders of The Bank of New York Mellon Corporation	817	693	833	853	779
Preferred stock dividends	(13)	(56)	(13)	(23)	(13)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$804	$637	$820	$830	$766

Operating leverage – Non-GAAP (b)						254	bps	247	bps

Key Metrics:
Pre-tax operating margin (c)	29%	23%	29%	30%	29%
Non-GAAP (c)	31%	30%	31%	33%	30%

Return on common equity (annualized) (c)	9.2%	7.1%	9.1%	9.4%	8.8%
Non-GAAP (c)	9.7%	8.9%	9.7%	10.3%	9.2%

Return on tangible common equity (annualized) – Non-GAAP (c)	20.6%	16.2%	20.8%	21.5%	20.3%
Non-GAAP adjusted (c)	20.8%	19.0%	21.0%	22.5%	20.2%

Fee revenue as a percentage of total revenue excluding net securities gains	79%	79%	80%	79%	79%

Percentage of non-U.S. total revenue (d)	33%	34%	37%	36%	36%

Average common shares and equivalents outstanding:
Basic	1,079,641	1,088,880	1,098,003	1,113,790	1,118,602
Diluted	1,085,284	1,096,385	1,105,645	1,122,135	1,126,306

Period end:
Full-time employees	52,100	51,200	51,300	50,700	50,500
Book value per common share – GAAP (c)	$33.34	$32.69	$32.59	$32.28	$31.89
Tangible book value per common share – Non-GAAP (c)	$15.87	$15.27	$15.16	$14.86	$14.82
Cash dividends per common share	$0.17	$0.17	$0.17	$0.17	$0.17
Common dividend payout ratio	23%	30%	23%	23%	25%
Closing stock price per common share	$36.83	$41.22	$39.15	$41.97	$40.24
Market capitalization	$39,669	$44,738	$42,789	$46,441	$45,130
Common shares outstanding	1,077,083	1,085,343	1,092,953	1,106,518	1,121,512
(a)    Primarily attributable to noncontrolling interests related to consolidated investment management funds.

(b)
Pre-tax operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense. The year-over-year pre-tax operating leverage (Non-GAAP) was based on a decrease in total revenue, as adjusted (Non-GAAP), of 64 basis points, and a decrease in total noninterest expense, as adjusted (Non-GAAP), of 311 basis points. The sequential operating leverage (Non-GAAP) was based on an increase in total revenue, as adjusted (Non-GAAP), of 43 basis points, and a decrease in total noninterest expense, as adjusted (Non-GAAP), of 211 basis points.

(c)
Non-GAAP excludes the net income (loss) attributable to noncontrolling interests related to consolidated investment management funds, amortization of intangible assets, M&I, litigation and restructuring charges (recoveries) and the impairment charge related to a prior court decision, if applicable. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 25 for the reconciliation of Non-GAAP measures.

(d)	Includes fee revenue, net interest revenue and (loss) income from consolidated investment management funds, net of net loss (income) attributable to noncontrolling interests.
bps – basis points.

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BNY Mellon 1Q16 Earnings Release

CONSOLIDATED BUSINESS METRICS

Consolidated business metrics							1Q16 vs.
	1Q16		4Q15	3Q15	2Q15	1Q15	4Q15	1Q15
Changes in AUM (in billions): (a)
Beginning balance of AUM	$1,625		$1,625	$1,700	$1,717	$1,686
Net inflows (outflows):
Long-term:
Equity	(3)		(9)	(4)	(13)	(5)
Fixed income	—		1	(3)	(2)	3
Liability-driven investments (b)	14		11	11	5	8
Alternative investments	1		2	1	3	1
Total long-term active inflows (outflows)	12		5	5	(7)	7
Index	(11)		(16)	(10)	(9)	8
Total long-term inflows (outflows)	1		(11)	(5)	(16)	15
Short term:
Cash	(9)		2	(10)	(11)	1
Total net inflows (outflows)	(8)		(9)	(15)	(27)	16
Net market/currency impact/acquisition	22		9	(60)	10	15
Ending balance of AUM	$1,639	(c)	$1,625	$1,625	$1,700	$1,717	1%	(5)%

AUM at period end, by product type: (a)
Equity	14%		14%	14%	15%	15%
Fixed income	13		13	13	13	12
Index	19		20	20	21	22
Liability-driven investments (b)	33		32	32	30	30
Alternative investments	4		4	4	4	4
Cash	17		17	17	17	17
Total AUM	100%	(c)	100%	100%	100%	100%

Investment Management:
Average loans (in millions)	$14,275		$13,447	$12,779	$12,298	$11,634	6%	23%
Average deposits (in millions)	$15,971		$15,497	$15,282	$14,638	$15,217	3%	5%

Investment Services:
Average loans (in millions)	$45,004		$45,844	$46,222	$45,822	$45,071	(2)%	—%
Average deposits (in millions)	$215,707		$229,241	$232,250	$238,404	$235,524	(6)%	(8)%

AUC/A at period end (in trillions) (d)	$29.1	(c)	$28.9	$28.5	$28.6	$28.5	1%	2%

Market value of securities on loan at period end (in billions) (e)	$300		$277	$288	$283	$291	8%	3%

Asset servicing:
Estimated new business wins (AUC/A) (in billions)	$40	(c)	$49	$84	$933	$125

Depositary Receipts:
Number of sponsored programs	1,131		1,145	1,176	1,206	1,258	(1)%	(10)%

Clearing services:
Average active clearing accounts (U.S. platform) (in thousands)	5,947		5,959	6,107	6,046	5,979	—%	(1)%
Average long-term mutual fund assets (U.S. platform) (in millions)	$415,025		$437,260	$447,287	$466,195	$456,954	(5)%	(9)%
Average investor margin loans (U.S. platform) (in millions)	$11,063		$11,575	$11,806	$11,890	$11,232	(4)%	(2)%

Broker-Dealer:
Average tri-party repo balances (in billions)	$2,104		$2,153	$2,142	$2,174	$2,153	(2)%	(2)%

(a)	Excludes securities lending cash management assets and assets managed in the Investment Services business.

(b)	Includes currency overlay assets under management.

(c)	Preliminary.

(d)
Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.1 trillion at March 31, 2016, $1.0 trillion at Dec. 31, 2015 and Sept. 30, 2015 and $1.1 trillion at June 30, 2015 and March 31, 2015.

(e)
Represents the total amount of securities on loan managed by the Investment Services business. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $56 billion at March 31, 2016, $55 billion at Dec. 31, 2015, $61 billion at Sept. 30, 2015, $68 billion at June 30, 2015 and $69 billion at March 31, 2015.

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BNY Mellon 1Q16 Earnings Release

The following table presents key market metrics at period end and on an average basis.

Key market metrics						1Q16 vs.
	1Q16	4Q15	3Q15	2Q15	1Q15	4Q15	1Q15
S&P 500 Index (a)	2060	2044	1920	2063	2068	1%	—
S&P 500 Index – daily average	1951	2052	2027	2102	2064	(5)	(5)
FTSE 100 Index (a)	6175	6242	6062	6521	6773	(1)	(9)
FTSE 100 Index – daily average	5988	6271	6399	6920	6793	(5)	(12)
MSCI World Index (a)	1648	1663	1582	1736	1741	(1)	(5)
MSCI World Index – daily average	1568	1677	1691	1780	1726	(6)	(9)
Barclays Capital Global Aggregate BondSM Index (a)(b)	368	342	346	342	348	8	6
NYSE and NASDAQ share volume (in billions)	218	198	206	185	187	10	17
JPMorgan G7 Volatility Index – daily average (c)	10.60	9.49	9.93	10.06	10.40	12	2
Average Fed Funds effective rate	0.36%	0.16%	0.13%	0.13%	0.11%	20 bps	25 bps
Foreign exchange rates vs. U.S. dollar:
British pound (a)	$1.44	$1.48	$1.52	$1.57	$1.48	(3)%	(3)%
British pound - average rate	1.43	1.52	1.55	1.53	1.51	(6)	(5)
Euro (a)	1.14	1.09	1.12	1.11	1.07	5	7
Euro - average rate	1.10	1.10	1.11	1.11	1.13	—	(3)

(a)	Period end.

(b)	Unhedged in U.S. dollar terms.

(c)	The JPMorgan G7 Volatility Index is based on the implied volatility in 3-month currency options.
bps – basis points.

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BNY Mellon 1Q16 Earnings Release

FEE AND OTHER REVENUE

Fee and other revenue						1Q16 vs.
(dollars in millions)	1Q16	4Q15	3Q15	2Q15	1Q15	4Q15	1Q15
Investment services fees:
Asset servicing (a)	$1,040	$1,032	$1,057	$1,060	$1,038	1%	—%
Clearing services	350	339	345	347	344	3	2
Issuer services	244	199	313	234	232	23	5
Treasury services	131	137	137	144	137	(4)	(4)
Total investment services fees	1,765	1,707	1,852	1,785	1,751	3	1
Investment management and performance fees	812	864	829	878	867	(6)	(6)
Foreign exchange and other trading revenue	175	173	179	187	229	1	(24)
Financing-related fees	54	51	71	58	40	6	35
Distribution and servicing	39	41	41	39	41	(5)	(5)
Total fee revenue excluding investment and other income	2,845	2,836	2,972	2,947	2,928	—	(3)
Investment and other income	105	93	59	104	60	13	75
Total fee revenue	2,950	2,929	3,031	3,051	2,988	1	(1)
Net securities gains	20	21	22	16	24	N/M	N/M
Total fee and other revenue	$2,970	$2,950	$3,053	$3,067	$3,012	1%	(1)%

(a)	Asset servicing fees include securities lending revenue of $50 million in 1Q16, $46 million in 4Q15, $38 million in 3Q15, $49 million in 2Q15 and $43 million in 1Q15.
N/M – Not meaningful.

KEY POINTS

•
Asset servicing fees were $1.0 billion, flat year-over-year and an increase of 1% sequentially. Both comparisons primarily reflect net new business and higher securities lending revenue, offset by lower market values. The year-over-year comparison also reflects the unfavorable impact of a stronger U.S. dollar.

•
Clearing services fees were $350 million, an increase of 2% year-over-year and 3% sequentially. Both increases primarily reflect higher money market fees, partially offset by the impact of lost business. The sequential increase also reflects higher volumes.

•
Issuer services fees were $244 million, an increase of 5% year-over-year and 23% sequentially. Both the year-over-year and sequential increases primarily reflect higher money market fees in Corporate Trust and higher dividend fees in Depositary Receipts.

•
Treasury services fees were $131 million, a decrease of 4% both year-over-year and sequentially. Both decreases primarily reflect higher compensating balance credits provided to clients, which shifts revenue from fees to net interest revenue.

•
Investment management and performance fees were $812 million, a decrease of 6% year-over-year, or 4% on a constant currency basis (Non-GAAP). Both the year-over-year decrease on a constant currency basis (Non-GAAP) and the sequential decrease of 6% primarily reflect lower equity market values and net outflows in 2015, partially offset by higher money market fees. The sequential decrease also reflects seasonally lower performance fees.

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BNY Mellon 1Q16 Earnings Release

•	Foreign exchange and other trading revenue
	(in millions)	1Q16	4Q15	3Q15	2Q15	1Q15
	Foreign exchange	$171	$165	$180	$181	$217
	Other trading revenue (loss)	4	8	(1)	6	12
	Total foreign exchange and other trading revenue	$175	$173	$179	$187	$229

Foreign exchange and other trading revenue totaled $175 million in 1Q16 compared with $229 million in 1Q15 and $173 million in 4Q15. In 1Q16, foreign exchange revenue totaled $171 million, a decrease of 21% year-over-year and an increase of 4% sequentially. The year-over-year decrease primarily reflects lower volumes. The sequential increase primarily reflects higher volatility, partially offset by the impact of foreign currency hedging activity. Excluding the impact of hedging activity, foreign exchange revenue increased 12% sequentially.

Other trading revenue was $4 million in 1Q16, compared with $12 million in 1Q15 and $8 million in 4Q15. Both decreases primarily reflect losses on hedging activities in the Investment Management businesses, partially offset by the positive impact of interest rate hedging (which is offset in net interest revenue) and higher fixed income trading revenue.

•
Financing-related fees were $54 million in 1Q16 compared with $40 million in 1Q15 and $51 million in 4Q15. The year-over-year increase primarily reflects higher fees related to secured intraday credit. The sequential increase primarily reflects higher underwriting fees.

•
Distribution and servicing fees were $39 million in 1Q16 compared with $41 million in both 1Q15 and 4Q15. Distribution and servicing fees were favorably impacted by higher money market fees, but were more than offset by certain fees paid to introducing brokers.

•	Investment and other income
	(in millions)	1Q16	4Q15	3Q15	2Q15	1Q15
	Lease-related gains (losses)	$44	$(8)	$—	$54	$(1)
	Corporate/bank-owned life insurance	31	43	32	31	33
	Expense reimbursements from joint venture	17	16	16	17	14
	Seed capital gains (a)	11	10	7	2	16
	Private equity gains (losses)	2	—	1	3	(3)
	Asset-related gains (losses)	—	5	(9)	1	3
	Equity investment (losses)	(3)	(2)	(6)	(7)	(4)
	Other income	3	29	18	3	2
	Total investment and other income	$105	$93	$59	$104	$60

(a)
Excludes the gain (loss) on seed capital investments in consolidated investment management funds which are reflected in operations of consolidated investment management funds, net of noncontrolling interests. The gain (loss) on seed capital investments in consolidated investment management funds was $1 million in 1Q16, $11 million in 4Q15, $(17) million in 3Q15, $3 million in 2Q15 and $21 million in 1Q15.

Investment and other income was $105 million in 1Q16 compared with $60 million in 1Q15 and $93 million in 4Q15. Both increases primarily reflect higher lease-related gains. The sequential increase was partially offset by lower other income reflecting the termination fees in our clearing business recorded in 4Q15 and lower income from corporate/bank-owned life insurance.

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BNY Mellon 1Q16 Earnings Release

NET INTEREST REVENUE

Net interest revenue						1Q16 vs.
(dollars in millions)	1Q16	4Q15	3Q15	2Q15	1Q15	4Q15		1Q15
Net interest revenue (non-FTE)	$766	$760	$759	$779	$728	1%		5%
Net interest revenue (FTE) – Non-GAAP	780	774	773	794	743	1		5
Net interest margin (FTE)	1.01%	0.99%	0.98%	1.00%	0.97%	2	bps	4	bps

Selected average balances:
Cash/interbank investments	$127,624	$128,328	$130,090	$125,626	$123,647	(1)%		3%
Trading account securities	3,320	2,786	2,737	3,253	3,046	19		9
Securities	118,538	119,532	121,188	128,641	123,476	(1)		(4)
Loans	61,196	61,964	61,657	61,076	57,935	(1)		6
Interest-earning assets	310,678	312,610	315,672	318,596	308,104	(1)		1
Interest-bearing deposits	162,017	160,334	169,753	170,716	159,520	1		2
Noninterest-bearing deposits	82,944	85,878	85,046	84,890	89,592	(3)		(7)

Selected average yields/rates:
Cash/interbank investments	0.43%	0.32%	0.32%	0.34%	0.35%
Trading account securities	2.16	2.79	2.74	2.63	2.46
Securities	1.61	1.62	1.60	1.57	1.55
Loans	1.76	1.54	1.56	1.51	1.55
Interest-earning assets	1.16	1.08	1.08	1.08	1.07
Interest-bearing deposits	0.04	0.01	0.02	0.02	0.04

Average cash/interbank investments as a percentage of average interest-earning assets	41%	41%	41%	39%	40%
Average noninterest-bearing deposits as a percentage of average interest-earning assets	27%	27%	27%	27%	29%
FTE – fully taxable equivalent.
bps – basis points.

KEY POINTS

•
Net interest revenue totaled $766 million in 1Q16, an increase of $38 million year-over-year and $6 million sequentially. Both increases primarily reflect higher yields on interest-earning assets, partially offset by higher rates paid on interest-bearing liabilities and the unfavorable impact of interest rate hedging activities (which are primarily offset in foreign exchange and other trading revenue).

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BNY Mellon 1Q16 Earnings Release

NONINTEREST EXPENSE

Noninterest expense						1Q16 vs.
(dollars in millions)	1Q16	4Q15	3Q15	2Q15	1Q15	4Q15	1Q15
Staff	$1,459	$1,481	$1,437	$1,434	$1,485	(1)%	(2)%
Professional, legal and other purchased services	278	328	301	299	302	(15)	(8)
Software and equipment	219	225	226	228	228	(3)	(4)
Net occupancy	142	148	152	149	151	(4)	(6)
Distribution and servicing	100	92	95	96	98	9	2
Sub-custodian	59	60	65	75	70	(2)	(16)
Business development	57	75	59	72	61	(24)	(7)
Other	241	201	268	250	242	20	—
Amortization of intangible assets	57	64	66	65	66	(11)	(14)
M&I, litigation and restructuring charges (recoveries)	17	18	11	59	(3)	N/M	N/M
Total noninterest expense – GAAP	$2,629	$2,692	$2,680	$2,727	$2,700	(2)%	(3)%

Total staff expense as a percentage of total revenue	39%	40%	38%	37%	39%

Memo:
Total noninterest expense excluding amortization of intangible assets and M&I, litigation and restructuring charges (recoveries) – Non-GAAP	$2,555	$2,610	$2,603	$2,603	$2,637	(2)%	(3)%
N/M – Not meaningful.

KEY POINTS

•	Total noninterest expense excluding amortization of intangible assets and M&I, litigation and restructuring charges (recoveries) (Non-GAAP) decreased 3% year-over-year and 2% sequentially.

•
The year-over-year decrease reflects lower expenses in nearly all categories, primarily driven by the favorable impact of a stronger U.S. dollar, lower staff and legal expenses and the benefit of the business improvement process, partially offset by higher distribution and servicing expense. The savings generated by the business improvement process primarily reflects the benefits of our technology insourcing strategy and the implementation of our global real estate strategy.

-
Staff expense decreased year-over-year primarily reflecting lower estimated 2016 incentives and a higher adjustment for the finalization of the annual incentive awards, partially offset by the curtailment gain related to the U.S. pension plan recorded in 1Q15 and higher severance expense in ongoing support of our business improvement process.

•
The sequential decrease reflects lower expenses in all categories, except other and distribution and servicing expenses. The decrease in staff expense primarily reflects lower compensation and employee benefits expenses, partially offset by higher incentives, primarily due to the impact of vesting of long-term stock awards for retirement eligible employees. The increase in other expense primarily reflects the adjustments to bank assessment charges recorded in 4Q15. The increase in distribution and servicing expense is due to lower money market fee waivers.

Page - 10

BNY Mellon 1Q16 Earnings Release

INVESTMENT SECURITIES PORTFOLIO

At March 31, 2016, the fair value of our investment securities portfolio totaled $117.8 billion. The net unrealized pre-tax gain on our total securities portfolio was $1.2 billion at March 31, 2016 compared with $357 million at Dec. 31, 2015. The increase in the net unrealized pre-tax gain was primarily driven by a decline in market interest rates. At March 31, 2016, the fair value of the held-to-maturity securities totaled $42.2 billion and represented 36% of the fair value of the total investment securities portfolio.

The following table shows the distribution of our investment securities portfolio.

Investment securities portfolio (dollars in millions)	Dec. 31, 2015		1Q16 change in unrealized gain (loss)	March 31, 2016			Fair value as a % of amortized cost (a)	Unrealized gain (loss)		Ratings
													BB+ and lower
	Fair value			Amortized cost	Fair value					AAA/ AA-	A+/ A-	BBB+/ BBB-		Not rated
Agency RMBS	$49,464		$523	$49,468	$49,870		101%	$402		100%	—%	—%	—%	—%
U.S. Treasury	23,920		166	23,803	23,870		100	67		100	—	—	—	—
Sovereign debt/sovereign guaranteed	16,708		106	15,626	15,866		102	240		71	—	28	1	—
Non-agency RMBS (b)	1,789		(43)	1,374	1,685		80	311		—	1	1	90	8
Non-agency RMBS	914		(10)	858	862		93	4		7	4	18	70	1
European floating rate notes	1,345		(7)	1,275	1,244		97	(31)		66	29	5	—	—
Commercial MBS	5,826		62	5,983	6,003		100	20		96	3	1	—	—
State and political subdivisions	4,065		12	3,651	3,740		102	89		80	16	1	—	3
Foreign covered bonds	2,242		(6)	2,244	2,279		102	35		100	—	—	—	—
Corporate bonds	1,752		35	1,690	1,737		103	47		16	68	16	—	—
CLO	2,351		(5)	2,441	2,424		99	(17)		100	—	—	—	—
U.S. Government agencies	1,810		(2)	1,890	1,881		100	(9)		100	—	—	—	—
Consumer ABS	2,893		4	2,420	2,408		99	(12)		100	—	—	—	—
Other (c)	3,700		7	3,840	3,893		101	53		53	—	43	—	4
Total investment securities	$118,779	(d)	$842	$116,563	$117,762	(d)	100%	$1,199	(d)(e)	90%	2%	6%	2%	—%
(a)    Amortized cost before impairments.

(b)
These RMBS were included in the former Grantor Trust and were marked-to-market in 2009. We believe these RMBS would receive higher credit ratings if these ratings incorporated, as additional credit enhancements, the difference between the written-down amortized cost and the current face amount of each of these securities.

(c)
Includes commercial paper with a fair value of $1.9 billion and $1.7 billion and money market funds with a fair value of $886 million and $862 million at Dec. 31, 2015 and March 31, 2016, respectively.

(d)	Includes net unrealized losses on derivatives hedging securities available-for-sale of $292 million at Dec. 31, 2015 and $763 million at March 31, 2016.

(e)	Unrealized gains of $685 million at March 31, 2016 related to available-for-sale securities.

Page - 11

BNY Mellon 1Q16 Earnings Release

NONPERFORMING ASSETS

Nonperforming assets (dollars in millions)	March 31, 2016	Dec. 31, 2015	March 31, 2015
Loans:
Financial institutions	$171	$171	$—
Other residential mortgages	99	102	111
Wealth management loans and mortgages	11	11	12
Commercial	5	—	—
Commercial real estate	2	2	1
Total nonperforming loans	288	286	124
Other assets owned	4	6	4
Total nonperforming assets	$292	$292	$128
Nonperforming assets ratio	0.48%	0.46%	0.21%
Allowance for loan losses/nonperforming loans	56.3	54.9	153.2
Total allowance for credit losses/nonperforming loans	99.7	96.2	228.2

Nonperforming assets were $292 million at March 31, 2016, unchanged compared with Dec. 31, 2015.

ALLOWANCE FOR CREDIT LOSSES, PROVISION AND NET CHARGE-OFFS

Allowance for credit losses, provision and net charge-offs (in millions)	March 31, 2016	Dec. 31, 2015	March 31, 2015
Allowance for credit losses - beginning of period	$275	$280	$280
Provision for credit losses	10	163	2
Net (charge-offs) recoveries:
Financial institutions	—	(170)	—
Other residential mortgages	2	2	1
Net (charge-offs) recoveries	2	(168)	1
Allowance for credit losses - end of period	$287	$275	$283
Allowance for loan losses	$162	$157	$190
Allowance for lending-related commitments	125	118	93

The allowance for credit losses was $287 million at March 31, 2016, an increase of $12 million compared with $275 million at Dec. 31, 2015. Net recoveries were $2 million in 1Q16 reflected in the other residential mortgage portfolio.

Page - 12

BNY Mellon 1Q16 Earnings Release

CAPITAL AND LIQUIDITY

The common equity Tier 1 (“CET1”), Tier 1 and Total risk-based regulatory capital ratios in the first section of the table below are based on Basel III components of capital, as phased-in (referred to as “Transitional ratios”), and credit risk asset risk-weightings using the U.S. capital rules’ advanced approaches framework (the “Advanced Approach”) as the related risk-weighted assets (“RWA”) were higher when calculated under the Advanced Approach at March 31, 2016 and Dec. 31, 2015. Our risk-based capital adequacy is determined using the higher of RWA determined using the Advanced Approach and the U.S. capital rules’ standardized approach (the “Standardized Approach”). The leverage capital ratios are based on Basel III components of capital, as phased-in and quarterly average total assets. The transitional capital ratios for March 31, 2016 were negatively impacted by the additional phase-in requirements for 2016. Our consolidated capital ratios are shown in the following table.

Capital ratios	March 31, 2016	Dec. 31, 2015
Consolidated regulatory capital ratios: (a)(b)
CET1 ratio	10.6%	10.8%
Tier 1 capital ratio	12.0	12.3
Total (Tier 1 plus Tier 2) capital ratio	12.2	12.5
Leverage capital ratio	5.9	6.0
BNY Mellon shareholders’ equity to total assets ratio – GAAP (c)	10.3	9.7
BNY Mellon common shareholders’ equity to total assets ratio – GAAP (c)	9.6	9.0
BNY Mellon tangible common shareholders’ equity to tangible assets of operations ratio – Non-GAAP (c)	6.7	6.5

Selected regulatory capital ratios – fully phased-in – Non-GAAP: (a)
Estimated CET1 ratio:
Standardized Approach	11.0	10.2
Advanced Approach	9.8	9.5
Estimated supplementary leverage ratio (“SLR”) (d)	5.1	4.9

(a)	Regulatory capital ratios for March 31, 2016 are preliminary.

(b)
At March 31, 2016 and Dec. 31, 2015, the CET1, Tier 1 and Total risk-based consolidated regulatory capital ratios determined under the transitional Basel III Standardized Approach were 11.8%, 13.5% and 13.9%, respectively, and 11.5%, 13.1% and 13.5%, respectively.

(c)	See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 25 for a reconciliation of these ratios.

(d)	The estimated SLR on a fully phased-in basis (Non-GAAP) for our largest bank subsidiary, The Bank of New York Mellon, was 5.2% at March 31, 2016 and 4.8% at Dec. 31, 2015.

Estimated Basel III CET1 generation presented on a fully phased-in basis – Non-GAAP – preliminary
(in millions)	1Q16
Estimated fully phased-in Basel III CET1 – Non-GAAP – Beginning of period	$16,082
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	804
Goodwill and intangible assets, net of related deferred tax liabilities	94
Gross Basel III CET1 generated	898
Capital deployed:
Dividends	(185)
Common stock repurchased	(577)
Total capital deployed	(762)
Other comprehensive income	210
Additional paid-in capital (a)	170
Other	5
Total other deductions	385
Net Basel III CET1 generated	521
Estimated fully phased-in Basel III CET1 – Non-GAAP – End of period	$16,603
(a)    Primarily related to stock awards, the exercise of stock options and stock issued for employee benefit plans.

Page - 13

BNY Mellon 1Q16 Earnings Release

The table presented below compares the fully phased-in Basel III capital components and ratios to those capital components and ratios determined on a transitional basis.

Basel III capital components and ratios at March 31, 2016 – preliminary	Fully phased-in Basel III - Non-GAAP	Transitional basis (a)
(dollars in millions)
CET1:
Common shareholders’ equity	$35,907	$36,229
Goodwill and intangible assets	(18,817)	(17,760)
Net pension fund assets	(93)	(56)
Equity method investments	(359)	(324)
Deferred tax assets	(23)	(14)
Other	(12)	(9)
Total CET1	16,603	18,066
Other Tier 1 capital:
Preferred stock	2,552	2,552
Trust preferred securities	—	—
Disallowed deferred tax assets	—	(9)
Net pension fund assets	—	(37)
Other	(8)	(11)
Total Tier 1 capital	19,147	20,561

Tier 2 capital:
Trust preferred securities	—	173
Subordinated debt	149	149
Allowance for credit losses	287	287
Other	(1)	(2)
Total Tier 2 capital - Standardized Approach	435	607
Excess of expected credit losses	39	39
Less: Allowance for credit losses	287	287
Total Tier 2 capital - Advanced Approach	$187	$359

Total capital:
Standardized Approach	$19,582	$21,168
Advanced Approach	$19,334	$20,920

Risk-weighted assets:
Standardized Approach	$151,397	$152,682
Advanced Approach	$169,752	$171,114

Standardized Approach:
Estimated Basel III CET1 ratio	11.0%	11.8%
Tier 1 capital ratio	12.6	13.5
Total (Tier 1 plus Tier 2) capital ratio	12.9	13.9

Advanced Approach:
Estimated Basel III CET1 ratio	9.8%	10.6%
Tier 1 capital ratio	11.3	12.0
Total (Tier 1 plus Tier 2) capital ratio	11.4	12.2
(a)    Reflects transitional adjustments to CET1, Tier 1 capital and Tier 2 capital required in 2016 under the U.S. capital rules.

BNY Mellon has presented its estimated fully phased-in Basel III CET1 and other risk-based capital ratios and SLR based on its interpretation of the U.S. capital rules, which are being gradually phased-in over a multi-year period, and on the application of such rules to BNY Mellon’s businesses as currently conducted. Management views the estimated fully phased-in Basel III CET1 and other risk-based capital ratios and SLR as key measures in monitoring BNY Mellon’s capital position and progress against future regulatory capital standards. Additionally, the presentation of the estimated fully phased-in Basel III CET1 and other risk-based capital ratios and SLR are intended to allow investors to compare these ratios with estimates presented by other companies.

Page - 14

BNY Mellon 1Q16 Earnings Release

Our capital and liquidity ratios are necessarily subject to, among other things, BNY Mellon’s further review of applicable rules, anticipated compliance with all necessary enhancements to model calibration, approval by regulators of certain models used as part of RWA calculations, other refinements, further implementation guidance from regulators, market practices and standards and any changes BNY Mellon may make to its businesses. Consequently, our capital and liquidity ratios remain subject to ongoing review and revision and may change based on these factors.

Supplementary Leverage Ratio (“SLR”)

The following table presents the components of our estimated SLR using fully phased-in Basel III components of capital.

Estimated fully phased-in SLR – Non-GAAP (a) (dollars in millions)	March 31, 2016	(b)	Dec. 31, 2015
Total estimated fully phased-in Basel III CET1 – Non-GAAP	$16,603		$16,082
Additional Tier 1 capital	2,544		2,530
Total Tier 1 capital	$19,147		$18,612

Total leverage exposure:
Quarterly average total assets	$364,554		$368,590
Less: Amounts deducted from Tier 1 capital	19,304		19,403
Total on-balance sheet assets, as adjusted	345,250		349,187
Off-balance sheet exposures:
Potential future exposure for derivatives contracts (plus certain other items)	5,838		7,158
Repo-style transaction exposures included in SLR	403		440
Credit-equivalent amount of other off-balance sheet exposures (less SLR exclusions)	24,950		26,025
Total off-balance sheet exposures	31,191		33,623
Total leverage exposure	$376,441		$382,810

Estimated fully phased-in SLR – Non-GAAP	5.1%	(c)	4.9%

(a)
The estimated fully phased-in SLR (Non-GAAP) is based on our interpretation of the U.S. capital rules. When the SLR is fully phased-in in 2018, we expect to maintain an SLR of over 5%. The minimum required SLR is 3% and there is a 2% buffer, in addition to the minimum, that is applicable to U.S. G-SIBs.

(b)	March 31, 2016 information is preliminary.

(c)
The estimated SLR on a fully phased-in basis (Non-GAAP) for our largest bank subsidiary, The Bank of New York Mellon, was 5.2% at March 31, 2016 and 4.8% at Dec. 31, 2015. At March 31, 2016 and Dec. 31, 2015, total Tier 1 capital was $16,167 million and $15,142 million, respectively, and total leverage exposure was $312,988 million and $316,270 million, respectively, for The Bank of New York Mellon.

Liquidity Coverage Ratio (“LCR”)

The U.S. LCR rules became effective Jan. 1, 2015 and currently require BNY Mellon to meet an LCR of 90%, increasing to 100% when fully phased-in on Jan. 1, 2017. Our estimated LCR on a consolidated basis is compliant with the fully phased-in requirements of the U.S. LCR as of March 31, 2016 based on our understanding of the U.S. LCR rules. Our consolidated high-quality liquid assets (“HQLA”) before haircuts, totaled $202 billion at March 31, 2016, compared with $218 billion at Dec. 31, 2015.

Page - 15

BNY Mellon 1Q16 Earnings Release

REVIEW OF BUSINESSES

Segment results are subject to reclassification whenever improvements are made in the measurement principles or when organizational changes are made. In the first quarter of 2016, we reclassified the results of the credit-related activities to the Investment Services segment from the Other segment. This reclassification reflects our strategy to provide credit services to our Investment Services clients and did not impact the consolidated results. Also, concurrent with this reclassification, the provision for credit losses associated with the respective credit portfolios is now reflected in each business segment. All prior periods have been restated.

Beginning in the first quarter of 2016, we revised the net interest revenue for our business to reflect adjustments to our transfer pricing methodology to better reflect the value of certain deposits. Also beginning in the first quarter of 2016, we refined the expense allocation process for indirect expenses to simplify the expenses recorded in the Other segment to include only expenses not directly attributable to the Investment Management and Investment Services operations. These changes did not impact the consolidated results.

Page - 16

BNY Mellon 1Q16 Earnings Release

INVESTMENT MANAGEMENT provides investment management services to institutional and retail investors, as well as investment management, wealth and estate planning and private banking solutions to high net worth individuals and families, and foundations and endowments.

(dollars in millions, unless otherwise noted)							1Q16 vs.
	1Q16		4Q15	3Q15	2Q15	1Q15	4Q15	1Q15
Revenue:
Investment management fees:
Mutual funds	$300		$294	$301	$312	$301	2%	—%
Institutional clients	334		350	347	363	365	(5)	(8)
Wealth management	152		155	156	160	159	(2)	(4)
Investment management fees	786		799	804	835	825	(2)	(5)
Performance fees	11		55	7	20	15	N/M	(27)
Investment management and performance fees	797		854	811	855	840	(7)	(5)
Distribution and servicing	46		39	37	38	38	18	21
Other (a)	(31)		22	(5)	17	41	N/M	N/M
Total fee and other revenue (a)	812		915	843	910	919	(11)	(12)
Net interest revenue	83		84	83	77	75	(1)	11
Total revenue	895		999	926	987	994	(10)	(10)
Noninterest expense (ex. amortization of intangible assets)	660		689	665	700	708	(4)	(7)
Income before taxes (ex. provision for credit losses and amortization of intangible assets)	235		310	261	287	286	(24)	(18)
Provision for credit losses	(1)		(4)	1	3	(1)	N/M	N/M
Amortization of intangible assets	19		24	24	25	24	(21)	(21)
Income before taxes	$217		$290	$236	$259	$263	(25)%	(17)%

Pre-tax operating margin	24%		29%	25%	26%	26%
Adjusted pre-tax operating margin (b)	30%		36%	34%	34%	34%

Changes in AUM (in billions): (c)
Beginning balance of AUM	$1,625		$1,625	$1,700	$1,717	$1,686
Net inflows (outflows):
Long-term:
Equity	(3)		(9)	(4)	(13)	(5)
Fixed income	—		1	(3)	(2)	3
Liability-driven investments (d)	14		11	11	5	8
Alternative investments	1		2	1	3	1
Total long-term active inflows (outflows)	12		5	5	(7)	7
Index	(11)		(16)	(10)	(9)	8
Total long-term inflows (outflows)	1		(11)	(5)	(16)	15
Short term:
Cash	(9)		2	(10)	(11)	1
Total net (outflows) inflows	(8)		(9)	(15)	(27)	16
Net market/currency impact/acquisition	22		9	(60)	10	15
Ending balance of AUM	$1,639	(e)	$1,625	$1,625	$1,700	$1,717	1%	(5)%

AUM at period end, by product type: (c)
Equity	14%		14%	14%	15%	15%
Fixed income	13		13	13	13	12
Index	19		20	20	21	22
Liability-driven investments (d)	33		32	32	30	30
Alternative investments	4		4	4	4	4
Cash	17		17	17	17	17
Total AUM	100%	(e)	100%	100%	100%	100%

Average balances:
Average loans	$14,275		$13,447	$12,779	$12,298	$11,634	6%	23%
Average deposits	$15,971		$15,497	$15,282	$14,638	$15,217	3%	5%

(a)
Total fee and other revenue includes the impact of the consolidated investment management funds, net of noncontrolling interests. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 25 for the reconciliation of Non-GAAP measures. Additionally, other revenue includes asset servicing, treasury services, foreign exchange and other trading revenue and investment and other income.

(b)
Excludes the net negative impact of money market fee waivers, amortization of intangible assets and provision for credit losses and is net of distribution and servicing expense. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 25 for the reconciliation of this Non-GAAP measure.

(c)	Excludes securities lending cash management assets and assets managed in the Investment Services business.

(d)	Includes currency overlay assets under management.

(e)	Preliminary.
N/M – Not meaningful.

Page - 17

BNY Mellon 1Q16 Earnings Release

INVESTMENT MANAGEMENT KEY POINTS

•
Assets under management were $1.64 trillion at March 31, 2016, a decrease of 5% year-over-year and an increase of 1% sequentially. The year-over-year decrease primarily reflects net outflows primarily in 2015 and the unfavorable impact of a stronger U.S. dollar (principally versus the British pound).

•	Net long-term inflows of $1 billion in 1Q16 were driven by continued strength in liability-driven investments offset by outflows of index and equity investments.

•	Net short-term outflows were $9 billion in 1Q16.

•	Income before taxes, excluding provision for credit losses and amortization of intangible assets, totaled $235 million in 1Q16, a decrease of 18% year-over-year and 24% sequentially.

•	Total revenue was $895 million, a decrease of 10% year-over-year and 10% sequentially.

•	40% non-U.S. revenue in 1Q16 vs. 41% in 1Q15.

•
Investment management fees were $786 million, a decrease of 5% year-over-year, or 3% on a constant currency basis (Non-GAAP). Both the year-over-year decrease on a constant currency basis (Non-GAAP) and the 2% sequential decrease primarily reflect lower equity market values and net outflows in 2015, partially offset by higher money market fees.

•	Performance fees were $11 million in 1Q16 compared with $15 million in 1Q15 and $55 million in 4Q15. The sequential decrease was driven by seasonality.

•	Distribution and servicing fees were $46 million in 1Q16 compared with $38 million in 1Q15 and $39 million in 4Q15. Both increases primarily reflect higher money market fees.

•
Other losses were $31 million in 1Q16 compared with other revenue of $41 million in 1Q15 and other revenue of $22 million in 4Q15. Both decreases primarily reflect lower seed capital gains, losses on hedging activities and increased payments to Investment Services related to higher money market fees.

•
Net interest revenue increased 11% year-over-year and decreased 1% sequentially. Both comparisons primarily reflect record average loans and deposits, partially offset by the impact of changes in the internal crediting rates for deposits beginning in 1Q16.

•	Average loans increased 23% year-over-year and 6% sequentially; average deposits increased 5% year-over-year and 3% sequentially.

•
Total noninterest expense (excluding amortization of intangible assets) decreased 7% year-over-year and 4% sequentially. Both decreases primarily reflect lower incentive and business development expenses and a lower indirect expense allocation beginning in 1Q16, partially offset by higher distribution and servicing expense driven by lower money market fee waivers. The year-over-year decrease also reflects the favorable impact of a stronger U.S. dollar.

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BNY Mellon 1Q16 Earnings Release

INVESTMENT SERVICES provides global custody and related services, broker-dealer services, global collateral services, corporate trust, depositary receipt and clearing services as well as global payment/working capital solutions to global financial institutions and credit-related activities. In the first quarter of 2016, we reclassified the results of the credit-related activities to the Investment Services segment from the Other segment. All prior periods have been restated.

(dollars in millions, unless otherwise noted)							1Q16 vs.
	1Q16		4Q15	3Q15	2Q15	1Q15	4Q15	1Q15
Revenue:
Investment services fees:
Asset servicing	$1,016		$1,009	$1,034	$1,038	$1,017	1%	—%
Clearing services	348		337	345	346	342	3	2
Issuer services	244		199	312	234	231	23	6
Treasury services	129		135	135	141	135	(4)	(4)
Total investment services fees	1,737		1,680	1,826	1,759	1,725	3	1
Foreign exchange and other trading revenue	168		150	179	181	212	12	(21)
Other (a)	125		127	129	117	92	(2)	36
Total fee and other revenue	2,030		1,957	2,134	2,057	2,029	4	—
Net interest revenue	679		664	662	667	629	2	8
Total revenue	2,709		2,621	2,796	2,724	2,658	3	2
Noninterest expense (ex. amortization of intangible assets)	1,770		1,791	1,853	1,874	1,822	(1)	(3)
Income before taxes (ex. provision for credit losses and amortization of intangible assets)	939		830	943	850	836	13	12
Provision for credit losses	14		8	7	6	7	N/M	N/M
Amortization of intangible assets	38		40	41	40	41	(5)	(7)
Income before taxes	$887		$782	$895	$804	$788	13%	13%

Pre-tax operating margin	33%		30%	32%	30%	30%
Pre-tax operating margin (ex. provision for credit losses and amortization of intangible assets)	35%		32%	34%	31%	31%

Investment services fees as a percentage of noninterest expense (b)	99%		95%	99%	97%	95%

Securities lending revenue	$42		$39	$33	$43	$38	8%	11%

Metrics:
Average loans	$45,004		$45,844	$46,222	$45,822	$45,071	(2)%	—%
Average deposits	$215,707		$229,241	$232,250	$238,404	$235,524	(6)%	(8)%

AUC/A at period end (in trillions) (c)	$29.1	(d)	$28.9	$28.5	$28.6	$28.5	1%	2%
Market value of securities on loan at period end (in billions) (e)	$300		$277	$288	$283	$291	8%	3%

Asset servicing:
Estimated new business wins (AUC/A) (in billions)	$40	(d)	$49	$84	$933	$125

Depositary Receipts:
Number of sponsored programs	1,131		1,145	1,176	1,206	1,258	(1)%	(10)%

Clearing services:
Average active clearing accounts (U.S. platform) (in thousands)	5,947		5,959	6,107	6,046	5,979	—%	(1)%
Average long-term mutual fund assets (U.S. platform)	$415,025		$437,260	$447,287	$466,195	$456,954	(5)%	(9)%
Average investor margin loans (U.S. platform)	$11,063		$11,575	$11,806	$11,890	$11,232	(4)%	(2)%

Broker-Dealer:
Average tri-party repo balances (in billions)	$2,104		$2,153	$2,142	$2,174	$2,153	(2)%	(2)%

(a)	Other revenue includes investment management fees, financing-related fees, distribution and servicing revenue and investment and other income.

(b)	Noninterest expense excludes amortization of intangible assets and litigation expense.

(c)	Includes the AUC/A of CIBC Mellon of $1.1 trillion at March 31, 2016, $1.0 trillion at Dec. 31, 2015 and Sept. 30, 2015 and $1.1 trillion at June 30, 2015 and March 31, 2015.

(d)	Preliminary.

(e)
Represents the total amount of securities on loan managed by the Investment Services business. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $56 billion at March 31, 2016, $55 billion at Dec. 31, 2015, $61 billion at Sept. 30, 2015, $68 billion at June 30, 2015 and $69 billion at March 31, 2015.

N/M - Not meaningful.

Page - 19

BNY Mellon 1Q16 Earnings Release

INVESTMENT SERVICES KEY POINTS

•	Income before taxes, excluding the provision for credit losses and amortization of intangible assets, totaled $939 million in 1Q16.

•
The pre-tax operating margin, excluding the provision for credit losses and amortization of intangible assets, was 35% in 1Q16 and the investment services fees as a percentage of noninterest expense was 99% in 1Q16, reflecting the continued focus on the business improvement process to drive operating leverage.

•	Investment services fees were $1.7 billion, an increase of 1% year-over-year and 3% sequentially.

•
Asset servicing fees (global custody, broker-dealer services and global collateral services) were $1.016 billion in 1Q16 compared with $1.017 billion in 1Q15 and $1.009 billion in 4Q15. Both comparisons primarily reflect net new business and higher securities lending revenue, offset by lower market values. The year-over-year comparison also reflects the unfavorable impact of a stronger U.S. dollar.

--    Estimated new business wins (AUC/A) in Asset Servicing of $40 billion in 1Q16.

•
Clearing services fees were $348 million in 1Q16 compared with $342 million in 1Q15 and $337 million in 4Q15. Both increases primarily reflect higher money market fees, partially offset by the impact of lost business. The sequential increase also reflects higher volumes.

•
Issuer services fees (Corporate Trust and Depositary Receipts) were $244 million in 1Q16 compared with $231 million in 1Q15 and $199 million in 4Q15. Both the year-over-year and sequential increases primarily reflect higher money market fees in Corporate Trust and higher dividend fees in Depositary Receipts.

•
Treasury services fees were $129 million in 1Q16 compared with $135 million in 1Q15 and $135 million in 4Q15. Both decreases primarily reflect higher compensating balance credits provided to clients, which shifts revenue from fees to net interest revenue.

•
Foreign exchange and other trading revenue was $168 million in 1Q16 compared with $212 million in 1Q15 and $150 million in 4Q15. The year-over-year decrease primarily reflects lower volumes. The sequential increase primarily reflects higher volatility.

•
Other revenue was $125 million in 1Q16 compared with $92 million in 1Q15 and $127 million in 4Q15. The year-over-year increase primarily reflects higher financing related fees. The sequential decrease primarily reflects termination fees in clearing service recorded in 4Q15. Both comparisons also reflect increased payment from Investment Management related to higher money market fees, partially offset by certain fees paid to introducing brokers.

•
Net interest revenue was $679 million in 1Q16 compared with $629 million in 1Q15 and $664 million in 4Q15. Both increases primarily reflect the impact of changes in the internal crediting rates for deposits beginning in 1Q16, partially offset by lower average loans and deposits.

•
Noninterest expense (excluding amortization of intangible assets) was $1.77 billion in 1Q16 compared with $1.82 billion in 1Q15 and $1.79 billion in 4Q15. Both decreases primarily reflect lower staff and professional, legal and other purchased services expenses. The year-over-year decrease was partially offset by higher litigation expense. The sequential decrease was partially offset by an adjustment to bank assessment charges recorded in 4Q15.

Page - 20

BNY Mellon 1Q16 Earnings Release

OTHER SEGMENT primarily includes leasing operations, corporate treasury activities, derivatives, global markets and institutional banking services, business exits and other corporate revenue and expense items. In the first quarter of 2016, we reclassified the results of the credit-related activities from the Other segment to the Investment Services segment. All prior periods have been restated.

(dollars in millions)	1Q16	4Q15	3Q15	2Q15	1Q15
Revenue:
Fee and other revenue	$129	$89	$59	$103	$85
Net interest revenue	4	12	14	35	24
Total revenue	133	101	73	138	109
Noninterest expense (ex. amortization of intangible assets and restructuring (recoveries) charges)	141	150	97	79	108
(Loss) income before taxes (ex. amortization of intangible assets and restructuring charges (recoveries))	(8)	(49)	(24)	59	1
Provision for credit losses	(3)	159	(7)	(15)	(4)
Amortization of intangible assets	—	—	1	—	1
Restructuring (recoveries) charges	(1)	(4)	(2)	8	(4)
(Loss) income before taxes	$(4)	$(204)	$(16)	$66	$8

Average loans and leases	$1,917	$2,673	$2,656	$2,956	$1,230

KEY POINTS

•
Total fee and other revenue increased $44 million compared with 1Q15 and $40 million compared with 4Q15. Both increases primarily reflect lease-related gains. The sequential increase is partially offset by lower income from corporate/bank-owned life insurance.

•
Net interest revenue decreased $20 million compared with 1Q15 and $8 million compared with 4Q15. Both decreases primarily reflect the impact of changes in the internal crediting rates to the businesses for deposits beginning in 1Q16.

•	The provision for credit losses was a credit of $3 million in 1Q16. The provision for credit losses of $159 million in 4Q15 reflects the impairment charge recorded in 4Q15 related to a court decision.

•
Noninterest expense, excluding amortization of intangible assets and restructuring (recoveries) charges, increased $33 million compared with 1Q15 and decreased $9 million compared with 4Q15. The year-over-year increase primarily reflects the curtailment gain related to the U.S. pension plan recorded in 1Q15. The sequential decrease primarily reflects the adjustment to employee benefits expense recorded in 4Q15 driven by updated information received from an administrator of our health care benefits. Both comparisons also reflect higher severance expense recorded in 1Q16 in ongoing support of our business improvement process.

Page - 21

BNY Mellon 1Q16 Earnings Release

THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement

(in millions)	Quarter ended
	March 31, 2016	Dec. 31, 2015	March 31, 2015

Fee and other revenue
Investment services fees:
Asset servicing	$1,040	$1,032	$1,038
Clearing services	350	339	344
Issuer services	244	199	232
Treasury services	131	137	137
Total investment services fees	1,765	1,707	1,751
Investment management and performance fees	812	864	867
Foreign exchange and other trading revenue	175	173	229
Financing-related fees	54	51	40
Distribution and servicing	39	41	41
Investment and other income	105	93	60
Total fee revenue	2,950	2,929	2,988
Net securities gains	20	21	24
Total fee and other revenue	2,970	2,950	3,012
Operations of consolidated investment management funds
Investment (loss) income	(3)	19	56
Interest of investment management fund note holders	3	3	4
(Loss) income from consolidated investment management funds	(6)	16	52
Net interest revenue
Interest revenue	883	834	807
Interest expense	117	74	79
Net interest revenue	766	760	728
Provision for credit losses	10	163	2
Net interest revenue after provision for credit losses	756	597	726
Noninterest expense
Staff	1,459	1,481	1,485
Professional, legal and other purchased services	278	328	302
Software and equipment	219	225	228
Net occupancy	142	148	151
Distribution and servicing	100	92	98
Sub-custodian	59	60	70
Business development	57	75	61
Other	241	201	242
Amortization of intangible assets	57	64	66
M&I, litigation and restructuring charges (recoveries)	17	18	(3)
Total noninterest expense	2,629	2,692	2,700
Income
Income before income taxes	1,091	871	1,090
Provision for income taxes	283	175	280
Net income	808	696	810
Net loss (income) attributable to noncontrolling interests (includes $7, $(5) and $(31) related to consolidated investment management funds, respectively)	9	(3)	(31)
Net income applicable to shareholders of The Bank of New York Mellon Corporation	817	693	779
Preferred stock dividends	(13)	(56)	(13)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$804	$637	$766

Page - 22

BNY Mellon 1Q16 Earnings Release

THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement - continued

Net income applicable to common shareholders of The Bank of New York Mellon Corporation used for the earnings per share calculation	Quarter ended
	March 31, 2016	Dec. 31, 2015	March 31, 2015
(in millions)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$804	$637	$766
Less: Earnings allocated to participating securities	11	9	12
Net income applicable to the common shareholders of The Bank of New York Mellon Corporation after required adjustments for the calculation of basic and diluted earnings per common share	$793	$628	$754

Average common shares and equivalents outstanding of The Bank of New York Mellon Corporation	Quarter ended
	March 31, 2016	Dec. 31, 2015	March 31, 2015
(in thousands)
Basic	1,079,641	1,088,880	1,118,602
Diluted	1,085,284	1,096,385	1,126,306

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended
	March 31, 2016	Dec. 31, 2015	March 31, 2015
(in dollars)
Basic	$0.73	$0.58	$0.67
Diluted	$0.73	$0.57	$0.67

Page - 23

BNY Mellon 1Q16 Earnings Release

THE BANK OF NEW YORK MELLON CORPORATION
Consolidated Balance Sheet

(dollars in millions, except per share amounts)	March 31, 2016	Dec. 31, 2015

Assets
Cash and due from:
Banks	$3,928	$6,537
Interest-bearing deposits with the Federal Reserve and other central banks	96,426	113,203
Interest-bearing deposits with banks	14,662	15,146
Federal funds sold and securities purchased under resale agreements	26,904	24,373
Securities:
Held-to-maturity (fair value of $42,231 and $43,204)	41,717	43,312
Available-for-sale	76,294	75,867
Total securities	118,011	119,179
Trading assets	6,526	7,368
Loans	61,661	63,703
Allowance for loan losses	(162)	(157)
Net loans	61,499	63,546
Premises and equipment	1,377	1,379
Accrued interest receivable	545	562
Goodwill	17,604	17,618
Intangible assets	3,781	3,842
Other assets	20,307	19,626
Subtotal assets of operations	371,570	392,379
Assets of consolidated investment management funds, at fair value:
Trading assets	1,186	1,228
Other assets	114	173
Subtotal assets of consolidated investment management funds, at fair value	1,300	1,401
Total assets	$372,870	$393,780
Liabilities
Deposits:
Noninterest-bearing (principally U.S. offices)	$93,005	$96,277
Interest-bearing deposits in U.S. offices	52,124	51,704
Interest-bearing deposits in Non-U.S. offices	112,213	131,629
Total deposits	257,342	279,610
Federal funds purchased and securities sold under repurchase agreements	14,803	15,002
Trading liabilities	5,283	4,501
Payables to customers and broker-dealers	22,008	21,900
Other borrowed funds	828	523
Accrued taxes and other expenses	5,288	5,986
Other liabilities (includes allowance for lending-related commitments of $125 and $118)	6,093	5,490
Long-term debt	21,686	21,547
Subtotal liabilities of operations	333,331	354,559
Liabilities of consolidated investment management funds, at fair value:
Trading liabilities	245	229
Other liabilities	9	17
Subtotal liabilities of consolidated investment management funds, at fair value	254	246
Total liabilities	333,585	354,805
Temporary equity
Redeemable noncontrolling interests	169	200
Permanent equity
Preferred stock – par value $0.01 per share; authorized 100,000,000 shares; issued 25,826 and 25,826 shares	2,552	2,552
Common stock – par value $0.01 per share; authorized 3,500,000,000 shares; issued 1,320,883,792 and 1,312,941,113 shares	13	13
Additional paid-in capital	25,432	25,262
Retained earnings	20,593	19,974
Accumulated other comprehensive loss, net of tax	(2,390)	(2,600)
Less: Treasury stock of 243,801,160 and 227,598,128 common shares, at cost	(7,741)	(7,164)
Total The Bank of New York Mellon Corporation shareholders’ equity	38,459	38,037
Nonredeemable noncontrolling interests of consolidated investment management funds	657	738
Total permanent equity	39,116	38,775
Total liabilities, temporary equity and permanent equity	$372,870	$393,780

Page - 24

BNY Mellon 1Q16 Earnings Release

SUPPLEMENTAL INFORMATION – EXPLANATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Release certain Non-GAAP financial measures based on fully phased-in Basel III CET1 and other risk-based capital ratios, SLR and tangible common shareholders’ equity. BNY Mellon believes that the Basel III CET1 and other risk-based capital ratios on a fully phased-in basis, the SLR on a fully phased-in basis and the ratio of tangible common shareholders’ equity to tangible assets of operations are measures of capital strength that provide additional useful information to investors, supplementing the capital ratios which are, or were, required by regulatory authorities. The tangible common shareholders’ equity ratio includes changes in investment securities valuations which are reflected in total shareholders’ equity. In addition, this ratio is expressed as a percentage of the actual book value of assets, as opposed to a percentage of a risk-based reduced value established in accordance with regulatory requirements, although BNY Mellon in its reconciliation has excluded certain assets which are given a zero percent risk-weighting for regulatory purposes and the assets of consolidated investment management funds to which BNY Mellon has limited economic exposure. Further, BNY Mellon believes that the return on tangible common equity measure, which excludes goodwill and intangible assets net of deferred tax liabilities, is a useful additional measure for investors because it presents a measure of those assets that can generate income. BNY Mellon has provided a measure of tangible book value per common share, which it believes provides additional useful information as to the level of tangible assets in relation to shares of common stock outstanding.

BNY Mellon has presented revenue measures which exclude the effect of noncontrolling interests related to consolidated investment management funds, and expense measures which exclude M&I, litigation and restructuring charges (recoveries) and amortization of intangible assets. Earnings per share, return on equity, operating leverage and operating margin measures, which exclude some or all of these items, as well as the impairment charge related to a prior court decision, are also presented. Operating margin measures may also exclude amortization of intangible assets and the net negative impact of money market fee waivers, net of distribution and servicing expense. BNY Mellon believes that these measures are useful to investors because they permit a focus on period-to-period comparisons, which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control. The excluded items, in general, relate to certain charges as a result of prior transactions. M&I expenses primarily relate to acquisitions and generally continue for approximately three years after the transaction. Litigation charges represent accruals for loss contingencies that are both probable and reasonably estimable, but exclude standard business-related legal fees. Restructuring charges relate to our streamlining actions, Operational Excellence Initiatives and migrating positions to Global Delivery Centers. Excluding these charges mentioned above permits investors to view expenses on a basis consistent with how management views the business.

The presentation of revenue growth on a constant currency basis permits investors to assess the significance of changes in foreign currency exchange rates. Growth rates on a constant currency basis were determined by applying the current period foreign currency exchange rates to the prior period revenue. BNY Mellon believes that this presentation, as a supplement to GAAP information, gives investors a clearer picture of the related revenue results without the variability caused by fluctuations in foreign currency exchange rates.

The presentation of income (loss) from consolidated investment management funds, net of net income (loss) attributable to noncontrolling interests related to the consolidation of certain investment management funds permits investors to view revenue on a basis consistent with how management views the business. BNY Mellon believes that these presentations, as a supplement to GAAP information, give investors a clearer picture of the results of its primary businesses.

In this Earnings Release, the net interest margin is presented on an FTE basis. We believe that this presentation provides comparability of amounts arising from both taxable and tax-exempt sources, and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income. Each of these measures as described above is used by management to monitor financial performance, both on a company-wide and on a business-level basis.

Page - 25

BNY Mellon 1Q16 Earnings Release

The following table presents the reconciliation of diluted earnings per share and the net income applicable to common shareholders of The Bank of New York Mellon Corporation.

Reconciliation of net income and diluted EPS – GAAP to Non-GAAP	4Q15
(in millions, except per share amounts)	Diluted EPS	Net income
Net income applicable to common shareholders of The Bank of New York Mellon Corporation - GAAP	$0.57	$637
Add: Litigation and restructuring charges	0.01	12
Impairment charge related to a prior court decision	0.10	106
Non-GAAP results	$0.68	$755

The following table presents the reconciliation of the pre-tax operating margin ratio.

Reconciliation of income before income taxes – pre-tax operating margin
(dollars in millions)	1Q16	4Q15	3Q15	2Q15	1Q15
Income before income taxes – GAAP	$1,091	$871	$1,109	$1,165	$1,090
Less: Net (loss) income attributable to noncontrolling interests of consolidated investment management funds	(7)	5	(5)	37	31
Add: Amortization of intangible assets	57	64	66	65	66
M&I, litigation and restructuring charges (recoveries)	17	18	11	59	(3)
Impairment charge related to a prior court decision	—	170	—	—	—
Income before income taxes, as adjusted – Non-GAAP (a)	$1,172	$1,118	$1,191	$1,252	$1,122

Fee and other revenue – GAAP	$2,970	$2,950	$3,053	$3,067	$3,012
(Loss) income from consolidated investment management funds – GAAP	(6)	16	(22)	40	52
Net interest revenue – GAAP	766	760	759	779	728
Total revenue – GAAP	3,730	3,726	3,790	3,886	3,792
Less: Net (loss) income attributable to noncontrolling interests of consolidated investment management funds	(7)	5	(5)	37	31
Total revenue, as adjusted – Non-GAAP (a)	$3,737	$3,721	$3,795	$3,849	$3,761

Pre-tax operating margin (b)(c)	29%	23%	29%	30%	29%
Pre-tax operating margin – Non-GAAP (a)(b)(c)	31%	30%	31%	33%	30%

(a)
Non-GAAP excludes net (loss) income attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets, M&I, litigation and restructuring charges (recoveries) and the impairment charge related to a prior court decision, if applicable.

(b)	Income before taxes divided by total revenue.

(c)
Our GAAP earnings include tax-advantaged investments such as low income housing, renewable energy, bank-owned life insurance and tax-exempt securities. The benefits of these investments are primarily reflected in tax expense. If reported on a tax-equivalent basis these investments would increase revenue and income before taxes by $77 million for 1Q16, $73 million for 4Q15, $53 million for 3Q15, $52 million for 2Q15 and $64 million for 1Q15 and would increase our pre-tax operating margin by approximately 1.4% for 1Q16, 1.5% for 4Q15, 1.0% for 3Q15, 0.9% for 2Q15 and 1.2% for 1Q15.

Page - 26

BNY Mellon 1Q16 Earnings Release

The following table presents the reconciliation of the pre-tax operating leverage.

Pre-tax operating leverage			1Q16 vs.
(dollars in millions)	1Q16	1Q15	1Q15
Total revenue - GAAP	$3,730	$3,792
Less: Net (loss) income attributable to noncontrolling interests of consolidated investment management funds	(7)	31
Total revenue, as adjusted - Non-GAAP	$3,737	$3,761	(0.64)%

Total noninterest expense - GAAP	$2,629	$2,700
Less: Amortization of intangible assets	57	66
M&I, litigation and restructuring charges (recoveries)	17	(3)
Total noninterest expense, as adjusted - Non-GAAP	$2,555	$2,637	(3.11)%

Pre-tax operating leverage, as adjusted - Non-GAAP (a)(b)			247	bps

(a)	Pre-tax operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.

(b)	Non-GAAP adjustments include amortization of intangible assets and M&I, litigation and restructuring charges (recoveries), if applicable.
bps - basis points.

The following table presents the reconciliation of the returns on common equity and tangible common equity.

Return on common equity and tangible common equity
(dollars in millions)	1Q16	4Q15	3Q15	2Q15	1Q15
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$804	$637	$820	$830	$766
Add: Amortization of intangible assets, net of tax	37	42	43	44	43
Net income applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets – Non-GAAP	841	679	863	874	809
Add: M&I, litigation and restructuring charges (recoveries)	11	12	8	38	(2)
Impairment charge related to a prior court decision	—	106	—	—	—
Net income applicable to common shareholders of The Bank of New York Mellon Corporation, as adjusted – Non-GAAP (a)	$852	$797	$871	$912	$807

Average common shareholders’ equity	$35,252	$35,664	$35,588	$35,516	$35,486
Less: Average goodwill	17,562	17,673	17,742	17,752	17,756
Average intangible assets	3,812	3,887	3,962	4,031	4,088
Add: Deferred tax liability – tax deductible goodwill (b)	1,428	1,401	1,379	1,351	1,362
Deferred tax liability – intangible assets (b)	1,140	1,148	1,164	1,179	1,200
Average tangible common shareholders’ equity – Non-GAAP	$16,446	$16,653	$16,427	$16,263	$16,204

Return on common equity – GAAP (c)	9.2%	7.1%	9.1%	9.4%	8.8%
Return on common equity – Non-GAAP (a)(c)	9.7%	8.9%	9.7%	10.3%	9.2%

Return on tangible common equity – Non-GAAP (c)	20.6%	16.2%	20.8%	21.5%	20.3%
Return on tangible common equity – Non-GAAP adjusted (a)(c)	20.8%	19.0%	21.0%	22.5%	20.2%

(a)	Non-GAAP excludes amortization of intangible assets, net of tax, M&I, litigation and restructuring charges (recoveries) and the impairment charge related to a prior court decision, if applicable.

(b)	Deferred tax liabilities are based on fully phased-in Basel III rules.

(c)	Annualized.

Page - 27

BNY Mellon 1Q16 Earnings Release

The following table presents the reconciliation of the equity to assets ratio and book value per common share.

Equity to assets and book value per common share	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015	March 31, 2015
(dollars in millions, unless otherwise noted)
BNY Mellon shareholders’ equity at period end – GAAP	$38,459	$38,037	$38,170	$38,270	$37,328
Less: Preferred stock	2,552	2,552	2,552	2,552	1,562
BNY Mellon common shareholders’ equity at period end – GAAP	35,907	35,485	35,618	35,718	35,766
Less: Goodwill	17,604	17,618	17,679	17,807	17,663
Intangible assets	3,781	3,842	3,914	4,000	4,047
Add: Deferred tax liability – tax deductible goodwill (a)	1,428	1,401	1,379	1,351	1,362
Deferred tax liability – intangible assets (a)	1,140	1,148	1,164	1,179	1,200
BNY Mellon tangible common shareholders’ equity at period end – Non-GAAP	$17,090	$16,574	$16,568	$16,441	$16,618

Total assets at period end – GAAP	$372,870	$393,780	$377,371	$395,254	$392,337
Less: Assets of consolidated investment management funds	1,300	1,401	2,297	2,231	1,681
Subtotal assets of operations – Non-GAAP	371,570	392,379	375,074	393,023	390,656
Less: Goodwill	17,604	17,618	17,679	17,807	17,663
Intangible assets	3,781	3,842	3,914	4,000	4,047
Cash on deposit with the Federal Reserve and other central banks (b)	96,421	116,211	86,426	106,628	93,044
Tangible total assets of operations at period end – Non-GAAP	$253,764	$254,708	$267,055	$264,588	$275,902

BNY Mellon shareholders’ equity to total assets ratio – GAAP	10.3%	9.7%	10.1%	9.7%	9.5%
BNY Mellon common shareholders’ equity to total assets ratio – GAAP	9.6%	9.0%	9.4%	9.0%	9.1%
BNY Mellon tangible common shareholders’ equity to tangible assets of operations ratio – Non-GAAP	6.7%	6.5%	6.2%	6.2%	6.0%

Period-end common shares outstanding (in thousands)	1,077,083	1,085,343	1,092,953	1,106,518	1,121,512

Book value per common share – GAAP	$33.34	$32.69	$32.59	$32.28	$31.89
Tangible book value per common share – Non-GAAP	$15.87	$15.27	$15.16	$14.86	$14.82

(a)	Deferred tax liabilities are based on fully phased-in Basel III rules.
(b)    Assigned a zero percent risk-weighting by the regulators.

The following table presents income from consolidated investment management funds, net of noncontrolling interests.

Income (loss) from consolidated investment management funds, net of noncontrolling interests
(in millions)	1Q16	4Q15	3Q15	2Q15	1Q15
(Loss) income from consolidated investment management funds	$(6)	$16	$(22)	$40	$52
Less: Net (loss) income attributable to noncontrolling interests of consolidated investment management funds	(7)	5	(5)	37	31
Income (loss) from consolidated investment management funds, net of noncontrolling interests	$1	$11	$(17)	$3	$21

The following table presents the impact of changes in foreign currency exchange rates on our consolidated investment management and performance fees.

Investment management and performance fees – Consolidated			1Q16 vs.
(dollars in millions)	1Q16	1Q15	1Q15
Investment management and performance fees – GAAP	$812	$867	(6)%
Impact of changes in foreign currency exchange rates	—	(18)
Investment management and performance fees, as adjusted – Non-GAAP	$812	$849	(4)%

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BNY Mellon 1Q16 Earnings Release

The following table presents the revenue line items in the Investment Management business impacted by the consolidated investment management funds.

Income (loss) from consolidated investment management funds, net of noncontrolling interests - Investment Management business
(in millions)	1Q16	4Q15	3Q15	2Q15	1Q15
Investment management fees	$2	$7	$3	$4	$1
Other (Investment income (loss))	(1)	4	(20)	(1)	20
Income (loss) from consolidated investment management funds, net of noncontrolling interests	$1	$11	$(17)	$3	$21

The following table presents the impact of changes in foreign currency exchange rates on investment management fees reported in the Investment Management segment.

Investment management fees - Investment Management business			1Q16 vs.
(dollars in millions)	1Q16	1Q15	1Q15
Investment management fees – GAAP	$786	$825	(5)%
Impact of changes in foreign currency exchange rates	—	(18)
Investment management fees, as adjusted – Non-GAAP	$786	$807	(3)%

The following table presents the reconciliation of the pre-tax operating margin for the Investment Management business.

Pre-tax operating margin - Investment Management business
(dollars in millions)	1Q16	4Q15	3Q15	2Q15	1Q15
Income before income taxes – GAAP	$217	$290	$236	$259	$263
Add: Amortization of intangible assets	19	24	24	25	24
Provision for credit losses	(1)	(4)	1	3	(1)
Money market fee waivers	9	23	28	29	33
Income before income taxes excluding amortization of intangible assets, provision for credit losses and money market fee waivers – Non-GAAP	$244	$333	$289	$316	$319

Total revenue – GAAP	$895	$999	$926	$987	$994
Less: Distribution and servicing expense	100	92	94	95	97
Money market fee waivers benefiting distribution and servicing expense	23	27	35	37	38
Add: Money market fee waivers impacting total revenue	32	50	63	66	71
Total revenue net of distribution and servicing expense and excluding money market fee waivers – Non-GAAP	$804	$930	$860	$921	$930

Pre-tax operating margin (a)	24%	29%	25%	26%	26%
Pre-tax operating margin excluding amortization of intangible assets, provision for credit losses, money market fee waivers and net of distribution and servicing expense – Non-GAAP (a)	30%	36%	34%	34%	34%
(a)    Income before taxes divided by total revenue.

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BNY Mellon 1Q16 Earnings Release

DIVIDENDS

Common – On April 21, 2016, The Bank of New York Mellon Corporation declared a quarterly common stock dividend of $0.17 per common share. This cash dividend is payable on May 13, 2016 to shareholders of record as of the close of business on May 3, 2016.

Preferred – On April 21, 2016, The Bank of New York Mellon Corporation also declared the following dividends for the noncumulative perpetual preferred stock, liquidation preference $100,000 per share, for the dividend period ending in June 2016, in each case payable on June 20, 2016 to holders of record as of the close of business on June 5, 2016:

•
$1,011.11 per share on the Series A Preferred Stock (equivalent to $10.1111 per Normal Preferred Capital Security of Mellon Capital IV, each representing a 1/100th interest in a share of the Series A Preferred Stock);

•	$1,300.00 per share on the Series C Preferred Stock (equivalent to $0.3250 per depositary share, each representing a 1/4,000th interest in a share of the Series C Preferred Stock);

•	$2,250.00 per share on the Series D Preferred Stock (equivalent to $22.50 per depositary share, each representing a 1/100th interest in a share of the Series D Preferred Stock); and

•	$2,475.00 per share on the Series E Preferred Stock (equivalent to $24.75 per depositary share, each representing a 1/100th interest in a share of the Series E Preferred Stock).

BNY Mellon is a global investments company dedicated to helping its clients manage and service their financial assets throughout the investment lifecycle. Whether providing financial services for institutions, corporations or individual investors, BNY Mellon delivers informed investment management and investment services in 35 countries and more than 100 markets. As of March 31, 2016, BNY Mellon had $29.1 trillion in assets under custody and/or administration, and $1.6 trillion in assets under management. BNY Mellon can act as a single point of contact for clients looking to create, trade, hold, manage, service, distribute or restructure investments. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation (NYSE: BK). Additional information is available on www.bnymellon.com. Follow us on Twitter @BNYMellon or visit our newsroom at www.bnymellon.com/newsroom for the latest company news.

CAUTIONARY STATEMENT

A number of statements (i) in this Earnings Release, (ii) in our presentations and (iii) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including our estimated capital ratios and expectations relating to those ratios, preliminary business metrics and statements regarding enhancing the client experience, driving efficiencies, strategic priorities, capital plans, investor day goals and our business improvement process. These statements may be expressed in a variety of ways, including the use of future or present tense language. Words such as “estimate”, “forecast”, “project”, “anticipate”, “target”, “expect”, “intend”, “continue”, “seek”, “believe”, “plan”, “goal”, “could”, “should”, “may”, “will”, “strategy”, “opportunities”, “trends” and words of similar meaning signify forward-looking statements. These statements and other forward-looking statements contained in other public disclosures of The Bank of New York Mellon Corporation which make reference to the cautionary factors described in this Earnings Release are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2015 and BNY Mellon’s other filings with the Securities and Exchange Commission. All forward-looking statements in this Earnings Release speak only as of April 21, 2016, and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

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